UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2005
REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6159	63-0589368

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

417 North 20th Street, Birmingham, Alabama	35203

(Address of principal executive offices)	(Zip code)
(205) 944-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.
     In conjunction with the Lehman Brothers Financial Services Conference in New York, New York on September 13 through 15, 2005, representatives of the Registrant are scheduled to conduct meetings with investors beginning September 12 to discuss current prospects for the company. A live, listen only webcast of Regions’ presentation at the conference will be available on the internet at http://customer.talkpoint.com/LEHM002/091305a_cs/default.asp?entity=Regions, at approximately 1:20 p.m. central time on September 13, and Regions plans to provide a replay of the presentation on its website at www.regions.com for 90 days following the presentation.
     A copy of the visual presentation is being furnished as Exhibit 99.1 to this report, substantially in the form intended to be used. Exhibit 99.1 is incorporated by reference under this Item 7.01. Such visual presentation materials also will be available on Regions’ Web site at www.regions.com.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits. The exhibit listed in the exhibit index is furnished pursuant to Regulation FD as a part of this current report on Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION
(Registrant)
By:	/s/ Ronald C. Jackson
Ronald C. Jackson
Senior Vice President and Comptroller

Date: September 12, 2005

INDEX TO EXHIBITS

Sequential
Exhibit		Page No.
99.1	Visual materials for Registrant’s September 13, 2005, presentation to analysts in New York, New York.